SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): July 23, 1998

                        ROYAL ALOHA DEVELOPMENT COMPANY
              (Exact name of small business issuer in its charter)

         Nevada                         333-33019                86-0858827
         ------                         ---------                ----------
(State or other jurisdiction of      (Commission File         (I.R.S. Employer
incorporation or organization)            Number)            Identification No.)

                         ROYAL ALOHA DEVELOPMENT COMPANY
                        1505 Dillingham Blvd., Suite 212
                             Honolulu, Hawaii 96817
                                 (808) 848-0322
                                 (888) 847-8801
          (Address and telephone number of principal executive offices)

Former Name or Former Address, if Changed Since  Last Report: Not Applicable

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Item 2. ACQUISITION  OR DISPOSITION OF ASSETS.

         On July 23, 1998, the Registrant finalized its purchase from the County of Clark ("Clark County), a political subdivision of the State of Nevada, of a parcel of land (the "Property") located in Las Vegas, Nevada. There is no material relationship between Clark County and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

         On June 2, 1998, Clark County held an auction on the Property. Prior to holding the auction, Clark County had solicited bids on the Property, and had set the minimum bid price on the Property at $265,000, based on an appraisal of the Property secured by the County. The appraisal was not available to the public.

         The Registrant, by its letter dated May 8, 1998, to the Clark County Commission, submitted a bid of $265,000 for the Property. At the auction, the Clark County official reported that no other prior written bids had been submitted. The Clark County official then opened the auction for public bidding, and called for bids three times. There being no oral bids made, the Registrant's bid was accepted by Clark County at the auction, and the Registrant was permitted to purchase the Property. The Registrant paid the purchase price into escrow, and Clark County placed the Grant, Bargain, Sale Deed to the Property into escrow. Escrow was broken on July 23, 1998, when the Property was registered in the Registrant's name.

         The Registrant paid the purchase price of the Property with funds acquired through additional capital contributions by its parent company, Royal Aloha Vacation Club, which is the sole shareholder of the Registrant.

         The Property is a vacant parcel of land, located adjacent to the northeast corner of Desert Inn Road and Debbie Reynolds Drive, with the address 364 East Desert Inn Road, Las Vegas, Nevada. The Property is currently zoned H-I (Limited Resort and Apartment District). The Property consists of approximately 17,700 square feet (approximately 0.41 acres).

         The Property is adjacent to property currently owned by the Registrant which the Registrant intends to develop into a timeshare resort (the "Resort"). The acquisition of the Property will allow the Registrant to either expand into a second phase of the current development or to add additional parking spaces for the Resort.

Item 7. Financial Statements and Exhibits.

        (c)      Exhibits

        10.1 Bid Letter from Royal Aloha Development Company to Yvonne Atkinson Gates, Chair, Clark County Commission, dated May 8, 1998, submitting bid of $265,000.00.

        10.2 Grant, Bargain, Sale Deed from the County of Clark, a Political Subdivision of the State of Nevada, Deeding Property to Royal Aloha Development Company, dated July 6, 1998, and Registered with the Clark County Recorder's Office on July 23, 1998.
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        10.3     Escrow  Instructions   from  County   of  Clark,  a   political
                 subdivision of the State of Nevada, to Nevada Title Company regarding sale of property to Royal Aloha Development Company, dated June 17, 1998.

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


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DATED THIS 7th day of August, 1998.



                                   ROYAL ALOHA DEVELOPMENT COMPANY

                                    /s/ Jack R. Corteway
                                   -------------------------------
                                   By: Jack R. Corteway, RRP
                                   President